Exhibit 23.2

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our report dated August 24, 2007, with respect to the consolidated financial statements of Calypso Wireless, Inc. appearing in the Form 10-KSB for the year ended December 31, 2006.

/s/ GLO CPAs LLP.

Houston, TX
August 24, 2007